STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT, dated as of February 27, 1998, among SIRCO INTERNATIONAL CORP., a New York corporation ("Buyer"), and LYNN MINELLA, an individual residing at 274 Keeler Drive, Ridgefield, Connecticut 06887 (individually, and as custodian for Alexander C. Minella and Lauren Minella, "Minella"), TN CAPITAL GROUP INC. ("TN Capital"), a New York corporation with an office at 1616 Post Road East, Suite 4442, Fairfield, Connecticut 06860, and ANTHONY SCALICE, an individual residing at 2089 Washington Street, Merrick, New York 11556 ("Scalice," and collectively with Minella and TN Capital, the "Sellers").

                              W I T N E S S E T H:

         WHEREAS, Sellers own all the issued and outstanding capital stock of ESSEX COMMUNICATIONS, INC., a New York corporation (the "Company"); and

         WHEREAS, Buyer desires to acquire from Sellers all the issued and outstanding shares of capital stock, including any and all options, warrants and distribution entitlements therewith, of the Company (collectively, the "Company Shares") upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


Section 1.            Representations and Warranties of Sellers.

                      Sellers jointly and severally represent and warrant to Buyer that:

                      1.1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of New York. The Company has all necessary power to own all of its properties and assets and to carry on its business as now being conducted.

                      1.2. At the date of this Agreement, the Company has an authorized capitalization consisting of 200 shares of capital stock, no par value, of which 100 shares are issued and outstanding, and of which none are held in the treasury of the Company.

                      1.3. Set forth below is a true and correct list of the beneficial and record owners of the issued and outstanding Company Shares:


                                                                       Company
       Owner                                                        Shares Owned
       -----                                                        ------------

       Lynn Minella                                                       25
       Lynn Minella, as custodian for Alexander C. Minella                10

       Lynn Minella, as custodian for Lauren Minella                      10

       TN Capital                                                         45
       Anthony Scalice                                                    10

Each of the issued and outstanding Company Shares is fully paid and non-assessable. The Company Shares are owned by the Sellers as the record owners thereof free and clear of all liens, charges and encumbrances and are not subject to any restrictions with respect to their transferability. The Company does not have any outstanding options, warrants or rights to purchase any of its securities.

                      1.4. The Company does not own stock in, and does not control, directly or indirectly, any other corporation, association or business organization. The Company is not a party to any joint venture or partnership.

                      1.5. Sellers have heretofore furnished Buyer with complete copies of the unaudited financial statements of the Company for the period commencing on the date of incorporation of the Company (December 8, 1997) and ending February 19, 1998, including a balance sheet at February 19, 1998 and a statement of operations for the period commencing on December 8, 1997 and ending February 19, 1998. The balance sheet of the Company at February 19, 1998, annexed hereto as Exhibit A, is herein referred to as the "Company Balance Sheet."

                      All such financial statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, reflect all known liabilities of the Company, including all known contingent liabilities as of their date, and present fairly the financial condition of the Company at such date and the results of operations for the period then ended.

                      1.6. The Company owns all of the personal property reflected in the Company Balance Sheet and all personal property acquired by the Company since the date thereof (except such property as has been disposed of in the ordinary course of business) free and clear of any liens, claims, charges, exceptions or encumbrances, except for those, if any, which in the aggregate are not material and which do not materially affect the continued use of such property. All machinery, tools, equipment and other tangible assets included in determining the net worth of the Company in the Company Balance Sheet currently are used by or useful to the Company in the ordinary course of business and are in good operating condition and in a state of reasonable maintenance and repair.

                      1.7. Sellers have delivered to Buyer a true and complete list as of the date of this Agreement, certified by an officer of the Company, setting forth:

                           (a) The  name of each  director  and  officer  of the
                  Company and the offices held by each.

                           (b) The name of each  person  receiving  compensation
                  from the Company as of January 31, 1998, the amount paid or payable to each such person for such services, and the basis therefor.

                           (c) The name of each bank in which the Company has an
                  account or safe deposit box, the identifying numbers or symbols thereof, and the name of each person authorized to draw thereon or to have access thereto.

                           (d) The name of each person,  if any,  holding tax or
                  other powers of attorney from the Company, and a summary statement of the terms thereof.

                      1.8. There is no litigation, governmental investigation or other proceeding pending or, so far as is known to the Company or its officers, threatened against or relating to the Company, its properties or business, or the transactions contemplated by this Agreement and, so far as is known to the Company or its officers, no basis for any such action exists.

                      1.9. The Company does not own or have any rights in any patents, patent applications, trademarks, trade names or copyrights. The Company is not a licensor in respect of any patents, trademarks, trade names, copyrights or applications therefor or manufacturing processes, formulas or trade secrets. The Company does not require any licenses or other rights to use any patents, trademarks, trade names, copyrights, manufacturing processes, formulas and trade secrets of any third party necessary to conduct its business as now operated. No significant claim is pending or, to the knowledge of Sellers or the officers of the Company, has been made to the effect that the present or past operations of the Company infringe upon or conflict with the asserted rights of others.

                      1.10. Sellers have delivered to Buyer true copies of all material contracts, obligations and commitments of the Company. No material default or alleged default exists thereunder, and there are no material agreements of the parties relating to such contracts, obligations and commitments, which have not been disclosed to Buyer. The Company is not a party to any written or oral:

                           (a) Contract not made in the ordinary course of business other than this Agreement.

                           (b) Employment contract which is not terminable without cost or other liability to the Company, or any successor thereof, upon notice of 30 days or less.

                           (c) Contract with any labor union.

                           (d) Bonus, pension, profit sharing, retirement, stock
                  purchase, hospitalization, insurance or similar plan providing for employee benefits.

                           (e) Lease with respect to any property, real or personal, whether as lessor or lessee.

                           (f) Contract for the future purchase of materials, supplies or equipment (i) which is in excess of the current requirements of the business of Seller now booked or for normal operating inventories, or (ii) which is not terminable without cost or liability to the Company, or any successor thereof, upon notice of 30 days or less.

                           (g) Contract for the performance of service for or by
                  the Company which is not terminable without cost or liability to the Company, or any successor thereof, upon notice of 30 days or less.

                           (h) Insurance contract.

                           (i) Contract continuing for a period of more than six
                  months from its date.

                           (j) Loan agreement or other contract for money borrowed.

                      1.11. The Company has not, since the date of the Company Balance Sheet:

                           (a)  Incurred any  material  obligation  or liability
                  (absolute,   accrued,  contingent  or  otherwise),  except  in
                  connection with the performance of this Agreement.

                           (b) Discharged or satisfied any lien or  encumbrance,
                  or paid or satisfied any obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the Company Balance Sheet, or (ii) liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business.

                           (c) Increased or established any reserve for taxes or
                  any other liability on its books or otherwise provided therefor, except as may have been required due to income or operations of the Company since the date of the Company Balance Sheet.

                           (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of its assets, tangible or intangible.

                           (e) Sold or transferred any of its assets or canceled
                  any debts or claims or waived any rights, except in the ordinary course of business.

                           (f) Disposed of or permitted to lapse any patents or trademarks or any patent or trademark applications material to the operation of its business.

                           (g) Granted  any  general or uniform  increase in the
                  rates of pay of employees or any substantial increase in salary payable or to become payable by it to any officer, employee, consultant, or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment increased the compensation of any officer, employee, consultant or agent.

                           (h) Made any declaration, setting aside or payment to
                  its shareholders of any dividend or other distribution in respect of its capital stock, or redeemed or purchased any of its capital stock, or agreed to take any such action.

                           (i) Except for this Agreement, entered into any material transaction other than in the ordinary course of business.

                           (j) Issued any stocks, bonds or other corporate securities.

                           (k) Experienced damage,  destruction or loss (whether
                  or not covered by insurance) materially and adversely affecting any of its properties, assets or business, or experienced any other material adverse change in its financial condition, assets, liabilities or business.

                      1.12. The Company has filed all tax returns required to be filed by it under the laws of the United States, the state of its incorporation and each state in which it conducts business. The Company has paid or set up an adequate reserve in respect of all taxes for the periods covered by such returns. The Company does not have any tax liability for which no tax reserve has been made in respect of any jurisdiction in which the Company has business activities. The amounts set up as provisions for taxes in the Company Balance Sheet are sufficient for all accrued and unpaid federal, state, county and local taxes, including any interest and penalties in connection therewith, of the Company, whether or not disputed, for all fiscal periods to the date of the Company Balance Sheet.

                      1.13. The Company has no material liabilities of any character whatsoever, whether or not accrued and whether or not determined or determinable (including, without limitation, tax liabilities due or to become due), other than (i) liabilities disclosed in the Company Balance Sheet and (ii) liabilities, none of which has been materially adverse to the business or assets of the Company, incurred in the ordinary course of business subsequent to the date of the Company Balance Sheet.

                      1.14. The Company is not in violation of, or in default under, (i) any term or provision of its certificate of incorporation or by-laws;
(ii) any material term or provision or any financial covenants of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its property or business is or may be bound or affected; or (iii) any existing applicable law rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of the Company's properties or business. The Company owns, possesses or has obtained all governmental and other (including those obtainable from third parties) permits, certifications, registrations, approvals, consents, orders, licenses, franchises or other authorizations (collectively, the "Permits") necessary to own or lease, as the case may be, and to operate its properties, whether tangible or intangible, and to conduct the business and operations of the Company as presently conducted and, with respect to the State of New Jersey, as proposed to be conducted, and all such Permits are outstanding and in good standing, and there are no proceedings pending or to the best of the Company's knowledge, threatened, or any basis therefor, seeking to cancel, terminate or limit such Permits.

Section 2.  Representations and Warranties by Buyer.
                      Buyer represents and warrants that:

                      2.1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

                      2.2. Buyer has corporate power to execute, deliver and perform this Agreement, and has taken all action required by law, its certificate of incorporation, its by-laws or otherwise to authorize the execution and delivery of this Agreement. The execution and delivery of this Agreement does not, and the consummation of the purchase contemplated hereby will not, violate any provision of the certificate of incorporation or by-laws of Buyer, or any agreement, instrument, order, judgment or decree to which Buyer is a party or by which it is bound, or violate any of the restrictions of any kind to which it is subject. Buyer has all necessary power to own all of its properties and assets and to carry on its business as now being conducted.

                      2.3. On the Closing Date, Buyer will have a sufficient number of authorized but unissued and/or treasury shares of Buyer's Stock available for issuance to Sellers in the amount set forth in Section 3.1. The shares of Buyer's Stock to be delivered to Sellers pursuant to this Agreement will, when so delivered, be validly issued and outstanding, fully paid and non-assessable.

                      2.4. Buyer had, as of December 31, 1997, an authorized capitalization of 10,000,000 shares of common stock, $0.10 par value ("Buyer's Stock"), of which 4,300,400 shares were issued and outstanding, 11,000 shares were held in treasury and 1,200,000 shares were reserved for issuance under Buyer's 1995 Stock Option Plan. In addition, the Buyer had, as of December 31, 1997, 1,000,000 shares of authorized but unissued preferred stock.

                      2.5. Buyer has heretofore furnished Sellers with a copy of its Annual Report on Form 10-K for the fiscal year ended November 30, 1996, including a consolidated balance sheet as at the end of such fiscal year and a statement of income and retained earnings for such year, audited by Nussbaum, Yates & Wolpow, independent accountants retained by Buyer. Buyer has also furnished Seller with copies of its (i) Quarterly Reports on Form 10-Q for the quarters ended February 28, 1997, May 30, 1997 and August 31, 1997 (collectively, the "Quarterly Reports on Form 10-Q") and (ii) Current Report on Form 8-K dated November 6, 1997. The financial statements in said Annual Report on Form 10-K, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, reflect all known liabilities of Buyer, including all known contingent liabilities as of the end of said fiscal year, and present fairly the financial condition of Buyer at said date and the consolidated results of operations for the year then ended. Since the end of its last fiscal year, there has been no material adverse change in the business or financial condition of Buyer and its subsidiaries which has not been disclosed in the Quarterly Reports on Form 10-Q, except for any such changes which may have occurred in the ordinary course of business as a result of changes in general economic conditions.

Section 3. Terms of the Exchange of Stock.

                      The exchange by Sellers of the Company Shares for shares of Buyer's Stock and the acquisition of the Company Shares by Buyer in exchange for its shares shall be made on the Closing Date (as defined in Section 4). Such exchange shall be based on the respective representations, warranties and agreements of Sellers and Buyer, and shall be subject to the terms and conditions herein stated.

                      3.1. (a) Buyer shall, at the Closing Date, transfer and deliver an aggregate 250,000 shares of Buyer's Stock to the Sellers in exchange for the transfer and delivery by the Sellers to Buyer of all the issued and outstanding Company Shares. The 250,000 shares of Buyer's Stock shall be divided among, and registered in the name of, the Sellers as follows:

                 Seller                                           Shares             Percentage
                 ------                                           ------             ----------
  Lynn Minella                                                     62,500                 25%
  Lynn Minella, as custodian for Alexander C. Minella              25,000                 10

  Lynn Minella, as custodian for Lauren Minella                    25,000                 10

  TN Capital                                                      112,500                 45
  Anthony Scalice                                                  25,000                 10
                                                                  -------                ---
                                              Total               250,000                100%

The shares of Buyer's Stock to be so transferred to the Sellers may be treasury shares, newly issued shares, or any thereof, all in the absolute discretion of Buyer.

                           (b) Buyer shall,  at the Closing  Date,  transfer and
deliver to the Sellers three-year Warrants to purchase up to 225,000 shares of Buyer's Stock at a price per share of $2.75, of which Warrants to purchase 75,000 shares shall vest and become exercisable immediately (the "Vested Warrants"). Of the remaining 150,000 warrants to purchase such shares of Buyer's Stock (the "Remaining Warrants"), 75,000 shall vest and become exercisable only at such time as the Company has at least 7,500 local telephone lines in service (exclusive of lines acquired from third parties after the Closing Date) and 75,000 shall vest and become exercisable only at such time as the Company has at least 12,500 local telephone lines in service (exclusive of acquired lines). The Vested Warrants shall be divided among, and registered in the name of, the Sellers as follows:



                      Seller                                    Warrants
                      ------                                    --------

                   Lynn Minella                                   12,500
                   TN Capital                                     12,500
                   Anthony Scalice                                50,000
                                                                  ------
                                                   Total          75,000

The Remaining Warrants shall be divided among, and registered in the name of, the Sellers in the same proportion as the shares of Buyer's Stock delivered pursuant to Section 3.1(a).

                           (c)  Buyer  shall  issue  to the  Sellers  additional
shares of Buyer's Stock upon the Company obtaining the following performance objectives over the 18-month period following the Closing Date (as defined below):

         Business Development:    25,000 shares for Bell Atlantic
                                    contract
                                  25,000 shares for an Interexchange
                                    carrier agreement
                                  25,000 shares for SNET contract
                                  25,000 shares for N.Y.  PSC  approval
                                  25,000 shares for CT PSC approval


                   Aggregate No.
                 of Growth Lines*                    Shares
                       2,000                         100,000
                       4,000                         100,000
                       6,000                         100,000
                       8,000                         100,000
                      10,000                         100,000
                      12,000                         100,000

---------------
* Exclusive of lines acquired from third parties after the Closing Date.


Such additional shares of Buyer's Stock shall be divided among, and registered in the name of, the Sellers in the same proportion as the shares of Buyer's Stock delivered pursuant to Section 3.1(a):

                      3.2. If any Seller shall fail or refuse to deliver to Buyer on the Closing Date any Company Shares to be sold, transferred and delivered by such Seller hereunder, such failure or refusal shall not relieve any other Seller of any obligation under this Agreement, and Buyer, at its option, and without prejudice to its rights against such defaulting Seller, may either acquire the remaining Company Shares which it is entitled to purchase hereunder, or refuse to do so and thereby terminate all its obligations hereunder.

                      3.3. Buyer Stock issued pursuant to this Agreement shall be restricted shares that will contain the following legend:

                      THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.


                      3.4. Each of the Sellers and the Buyer shall be liable for or required to pay their own costs fees or expenses including:

                           (a) Fees and  expenses  of any person  for  financial
                  services or services as a finder rendered in connection with the sale contemplated by this Agreement.

                           (b) Fees and expenses of legal counsel and accountants for services rendered in connection with the sale contemplated by this Agreement, including expenses of in connection with the preparation and examination of financial data.

                           (c) Documentary  stamp taxes or other similar charges
                  incurred by the transfer of the Company Shares to Buyer.


Section 4.  Closing.

                      The Closing of the transactions contemplated hereby shall be held at the offices of Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022, or at such other place as the parties may agree upon, at ten o'clock a.m., New York City Time on February 27, 1998, or at such later time and date as may be mutually approved by the parties. The time and date of Closing is herein called the "Closing Date."

Section 5.  Access to Information and Documents.

                      Sellers will, or will cause the Company to, give to Buyer and its counsel, accountants, and other representatives full access during normal business hours to all the properties, documents, contracts and records of the Company and furnish Buyer with copies of such documents (certified if so requested) and with such information with respect to the affairs of the Company as Buyer may from time to time reasonably request. Up to the Closing Date (and, in the event of a termination of this Agreement, at all times thereafter), Buyer will not disclose or use any confidential information of or with respect to the Company which Buyer obtained from or through Sellers at any time or in any manner during negotiations preceding the execution of this Agreement or after its execution, and if the Closing is not consummated and this Agreement terminates, Buyer agrees promptly to return all documents, contracts, records or properties of the Company, and all copies thereof furnished pursuant to this Section, or otherwise.

Section 6.  Covenants of Sellers.

                      6.1. Prior to the Closing Date, Sellers will not incur any lien, charge or encumbrance on any Company Shares owned by Sellers, other than as provided in this Agreement.

                      6.2. Sellers will use their best efforts to preserve the business organization of the Company intact, to keep available to Buyer and the Company the services of the present officers and employees of the Company, and to preserve for Buyer and the Company the good will of the suppliers, customers and others having business relations with the Company.

                      6.3. Prior to the Closing Date, Sellers will not, without first obtaining the written consent of Buyer, permit the Company to:

                           (a) Encumber any asset or enter into any  transaction
                  or make any contract or commitment relating to its properties, assets and business otherwise than in the ordinary course of business.

                           (b) Enter into any  employment  contract which is not
                  terminable upon notice of 30 days or less at will without penalty to the Company.

                           (c) Enter into any contract or agreement which cannot
                  be performed within three months or less.

                           (d)   Reclassify   or  change  in  any   manner   its
                  outstanding shares of capital stock or issue or sell any shares of capital stock or other securities of the Company.

                           (e) Make any payment or  distribution  to the trustee
                  under any bonus, pension, profit sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with the Company's usual past practice, or make any payment or contribution or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit sharing or the like.

                           (f) Extend  credit to any customer who became such on
                  or after the date of this Agreement.

                           (g) Guarantee the  obligation of any person,  firm or
                  corporation, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

                           (h) Take any  action of the  character  described  in
                  Sections 1.11(a) to 1.11(k), inclusive.

                      6.4. Sellers will jointly and severally cooperate with Buyer in delivering to Buyer all records, formulas, know-how, technical data, secrets and other methods and processes used by the Company in its business, and will cooperate with Buyer in connection therewith after the Closing Date in such manner as may reasonably be required by Buyer.

Section 7. Covenants of Buyer.

                      If, prior to the Closing Date, Buyer shall pay a stock dividend upon, or subdivide, split up, reclassify or combine its shares of Common Stock, $0.10 par value, at the Closing Date Sellers shall be entitled to receive, and Buyer shall deliver to Sellers, respectively, in lieu of the shares of Buyer's Stock specified in Section 3.1, such number of shares of stock of Buyer as Sellers would own or be entitled to receive if the Closing Date had occurred immediately prior to the occurrence of such event and Sellers had at all times thereafter retained the shares of Buyer's Stock which they would have received at the Closing Date in accordance with the provisions of Section 3.1 and/or any shares thereafter issued in respect thereof by reason of any subsequent event of the character specified above. All adjustments pursuant to the provisions of this Section 7.1 shall be made to the nearest whole share, and Buyer shall not be required to issue any fractional shares.

Section 8.  Termination of Agreement.

                      8.1. This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time prior to the Closing Date:

                      (a)  By mutual consent of the Sellers and Buyer;

                      (b) By Buyer, if there has been a material misrepresentation in this Agreement by any Seller, or a material breach by any Seller of any of the warranties or covenants of Sellers set forth herein, or a failure of any condition to which the obligations of Buyer are subject;

                      (c) By Sellers, if there has been a material misrepresentation in this Agreement by Buyer, or a material breach by Buyer of any of the warranties or covenants of Buyer set forth herein, or a failure of any condition to which the obligations of Sellers are subject; or

                      (d) By Sellers or Buyer if the Closing Date shall not have occurred on or prior to February 28, 1998 for any reason other than the failure of the party seeking to terminate this Agreement to perform its obligations hereunder.

                      8.2. In the event of any termination of this Agreement pursuant to Sections 8.1(a) or 8.1(d), neither party shall have any further obligation to the other except as set forth in Sections 3.4 and 5.

Section 9.  Conditions to Closing - Buyer.

                      The obligation of Buyer to exchange Buyer's Stock for Company Shares, pursuant to this Agreement, shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by Buyer):

                      9.1. Each of the agreements of the Sellers to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed.

                      9.2. Sellers shall have furnished Buyer with copies of the following documents relating to the Company:

                           (a) The certificate of incorporation and all amendments thereto of the Company, duly certified by the appropriate official of the jurisdiction in which the Company is incorporated.

                           (b) Certificates,  executed by the proper official of
                  each jurisdiction, as to the good standing and qualification to do business of the Company in the jurisdiction of its incorporation and in each other jurisdiction in which it is required to qualify to do business as a foreign corporation.

                           (c) By-laws of the  Company,  duly  certified  by its
                      Secretary.

                           (d) A  list  of  shareholders  of the  Company  as of
                      immediately prior to the Closing Date, duly certified by its Secretary.

                           (e) Resignations,  effective the Closing Date, of all
                      officers and directors of the Company.

                      9.3. Sellers shall have furnished Buyer with a favorable opinion, dated the Closing Date, of Alexander Minella, P.C., counsel for the Company and the Sellers, in form and substance satisfactory to Buyer and its counsel, to the effect that:

                           (a) The  Company  is a  corporation  duly  organized,
                      validly existing and in good standing under the laws of the State of New York.

                           (b) The Company has power to own all of its properties and assets and to carry on its business as it is being conducted at the date of this Agreement and at the Closing Date.

                           (c) The execution and delivery of this  Agreement did
                      not, and the consummation of the transactions contemplated hereby will not, violate the certificate of incorporation or by-laws of the Company or the provisions of any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree of which such counsel has knowledge, to which the Company or any of the Sellers is a party or by which it or any of them is bound, or violate any other restriction of any kind or character to which the Company or any of the Sellers is subject of which such counsel has knowledge.

                           (d) The Company has an authorized capitalization consisting of 200 shares of capital stock, no par value, of which 100 shares are issued and outstanding, and none of which are held in the treasury of the Company.

                           (e) The Company has good and marketable  title to all
                      its properties and assets, including those reflected in the Company Balance Sheet (except as since sold or otherwise disposed of in the ordinary course of business), subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance or charge, except as shown on the Company Balance Sheet as securing specified liabilities (with respect to which no default exists) and (ii) except for minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property subject thereto, or materially impair the operations of the Company, and which have arisen only in the ordinary course of business.

                           (f) Such  counsel has no  knowledge  of, and does not
                      have any reasonable grounds to know of, any litigation, proceeding or governmental investigation pending or threatened against or relating to the Company, its properties or business, or the transactions contemplated by this Agreement or any legal impediment to the continued operation and use by the Company in the ordinary course of business of its properties and assets.

                           (g) The  Company  Shares  being  sold by the  Sellers
                      herein constitute all the duly issued and outstanding shares of capital stock of the Company, and all such shares are fully paid and nonassessable.

                           (h) Each of the Sellers has full power and  authority
                      to sell, assign and transfer his Company Shares to Buyer as provided in this Agreement, and good and marketable title to all such Company Shares, free and clear of all liens, charges and encumbrances, has been passed to Buyer hereunder.

                           (i) This Agreement has been duly executed and delivered by the Sellers and constitutes the legal, valid and binding obligation of the Sellers, enforceable in accordance with its terms.

                           (j) The Company is not in violation of, or in default
                      under, (i) any term or provision of its certificate of incorporation or by-laws; (ii) any material term or provision or any financial covenants of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its property or business is or may be bound or affected; or (iii) any existing applicable law rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of the Company's properties or business. The Company owns, possesses or has obtained all governmental and other (including those obtainable from third parties) permits, certifications, registrations, approvals, consents, orders, licenses, franchises or other authorizations (collectively, the "Permits") necessary to own or lease, as the case may be, and to operate its properties, whether tangible or intangible, and to conduct the business and operations of the Company as presently conducted and, with respect to the State of New Jersey, as proposed to be conducted, and all such Permits are outstanding and in good standing, and there are no proceedings pending or to the best of the Company's knowledge, threatened, or any basis therefor, seeking to cancel, terminate or limit such Permits.

                           Such  opinion  shall also  cover  such other  matters
                      incident to the transactions contemplated hereby as Buyer or its counsel may reasonably request. In rendering its opinion such counsel may rely upon title certificates, abstracts or policies and certificates of public officials and of officers of the Company as to factual matters not independently established by such counsel; provided that the extent of such reliance is specified in such opinion and that copies of such documents so relied upon are delivered to Buyer.

                      9.4. All legal matters shall have been approved by counsel for Buyer, and Buyer shall have received from such counsel an opinion, dated the Closing Date, satisfactory to Buyer, relating to legal matters in connection with the transactions contemplated hereby.

                      9.5.  The   representations   and  warranties  of  Sellers
contained in this Agreement (including the Exhibits hereto) or in any certificate or document delivered to Buyer pursuant hereto, shall be deemed to have been made again at the Closing Date and shall then be true in all material respects; Sellers shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Sellers prior to or at the Closing Date; and Buyer shall have been furnished with certificates of the Sellers and of appropriate officers of the Company, dated the Closing Date, certifying in such detail as Buyer may reasonably request to the fulfillment of the foregoing conditions.

                      9.6. Each Seller shall have delivered to Buyer a certificate or certificates for the number of Company Shares set forth opposite such Seller's name in Section 1.3, duly endorsed for transfer, or with a duly executed stock power attached.

                      9.7. Each Seller shall have executed and delivered to Buyer a Shareholders' Agreement in the form of Exhibit B, attached hereto.

                      9.8. There shall not have been any material adverse change in the financial condition of the Company at the Closing Date from that disclosed in the Company Balance Sheet due to the results of operations of the Company for the period from the date of the Company Balance Sheet to the Closing Date, and Buyer shall have been furnished with certificates of the appropriate officers of the Company, dated the Closing Date, to that effect.

                      9.9. Scalice shall have executed and delivered to the Buyer an employment agreement in the form of Exhibit C hereto.

Section 10.  Conditions to Closing - Sellers.

                      The obligation of Sellers to exchange Company Shares for Buyer's Stock pursuant to this Agreement shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by Sellers):

                      10.1. Each of the agreements of Buyer to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed.

                      10.2. Buyer shall have delivered to each of the Sellers a certificate or certificates for the number of shares of Buyer's Stock required to be delivered to the respective Sellers under Section 3.1, in each case duly registered in the name of the respective Seller.

                      10.3. Buyer shall have furnished Sellers with a favorable opinion, dated the Closing Date, of Pryor, Cashman, Sherman & Flynn, counsel for Buyer, in form and substance satisfactory to Sellers and their counsel, to the effect that:

                           (a) Buyer is a corporation  duly  organized,  validly
                  existing and in good standing under the laws of the State of New York.

                           (b) Buyer has corporate power to execute, deliver and
                  perform this Agreement, and has taken all action required by law, its certificate of incorporation, its by-laws or otherwise, to authorize such execution, delivery and performance.

                           (c) This Agreement  constitutes the valid and legally
                  binding agreement of Buyer in accordance with its terms.

                           (d) Buyer has taken all necessary corporate action to
                  issue Buyer's Stock to Sellers, and upon such issuance to Sellers, Buyer's Stock will have been duly authorized and issued, fully paid and nonassessable.

                           (e) Good and marketable  title to such Buyer's Stock,
                  free and clear of all liens, charges and encumbrances, has been passed to Sellers hereunder, subject only to the restrictions set forth in the investment agreements executed by the Sellers.

Such opinion shall also cover such other matters incident to the transactions contemplated hereby as Sellers or their counsel may reasonably request. In rendering their opinion, such counsel may rely upon certificates of public officials and of officers of Buyer as to matters of fact, provided that the extent of such reliance is specified in such opinion or opinions and that copies of such documents relied upon are delivered to Sellers.

                      10.4. Buyer shall have retained Geils & Co., Inc. ("Geils") on a month-to-month basis to provide the Buyer with investment banking services according to the terms and conditions under the engagement letter dated February 27, 1998, and attached hereto as Exhibit D.

                      10.5. All legal matters shall have been approved by counsel for Sellers, and the Sellers shall have received from such counsel an opinion, dated the Closing Date, satisfactory to Sellers, relating to legal matters in connection with the transaction contemplated hereby.

                      10.6. The representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered to Sellers pursuant hereto shall be deemed to have been made again at the Closing Date and shall then be true in all material respects; Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing Date; and Sellers shall have been furnished with certificates of appropriate officers of Buyer, dated the Closing Date, certifying in such detail as Sellers may reasonably request, to the fulfillment of the foregoing conditions.

                      10.7. Buyer shall have executed and delivered to each Seller a Shareholders' Agreement in the form of Exhibit B, attached hereto.

Section 11.  Miscellaneous.

                      11.1. The representations and warranties made in this Agreement and in any certificate, exhibit or document delivered in connection therewith shall survive the Closing Date. The liability of Sellers for breach of any representation or warranty shall be limited to the amount of damages incurred by Buyer or the Company as a result of such breach.

                      11.2. Buyer and Sellers represent and warrant that there are no claims for brokerage commissions or finder's fees in connection with the transactions contemplated hereby resulting from any action taken by Sellers, by Buyer, by the officers and directors of the Company or Buyer, or by any of them.

                      11.3. This Agreement shall be construed and enforced in accordance with the internal law of the State of New York.

                      11.4. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served if in writing and delivered personally, or sent by certified mail, postage prepaid, or by telegraph, charges prepaid,

                      (a)        if to Buyer, addressed to:
                                 Sirco International Corp.
                                 24 Richmond Hill Avenue
                                 Stamford, Connecticut  06901
                                 Attention:  Chief Executive Officer

                      with a copy to:

                                 Pryor, Cashman, Sherman & Flynn
                                 410 Park Avenue
                                 New York, New York 10022
                                 Attention:  Eric M. Hellige, Esq.

                      (b)        if to Sellers, addressed to:
                                 Lynn Minella
                                 274 Keeler Drive
                                 Ridgefield, Connecticut  06877

                                 TN Capital Group, Inc.
                                 1616 Post Road East, Suite 4442
                                 Fairfield, Connecticut  06860

                                 Anthony Scalice
                                 2089 Washington Street
                                 Merrick, New York  11556

                      with a copy to:

                                 Alexander Minella
                                 2815 Middletown Road
                                 Bronx, New York  10461

or such other address as shall be furnished in writing by either party to the other party.

                      11.5. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

                      11.6. This Agreement may be executed in one or more counterparts, and shall become effective when one or more counterparts have been signed by each of the parties.

                           [Signature Page to follow]

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                                                     SIRCO INTERNATIONAL CORP.



                                                     By:  ____________________
                                      Name:
                                     Title:



                                    SELLERS:



                                                     -------------------------
                                  LYNN MINELLA



                                                     TN CAPITAL GROUP INC.


                                                     By:  ____________________
                                      Name:
                                     Title:





                                                     -------------------------
                                                     ANTHONY SCALICE